        As filed with the Securities and Exchange Commission on May 16, 1996

                                                      Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BALLANTYNE OF OMAHA, INC.
               --------------------------------------------------------
                (Exact name of registrant as specified in its charter)

             DELAWARE                                  47-0587703
- ---------------------------------  --------------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                        4350 MCKINLEY STREET, OMAHA, NE  68112
                 ----------------------------------------------------
                 (Address of Principal Executive Offices) (ZIP Code)

                              1995 STOCK OPTION PLAN (1)
                     1995 OUTSIDE DIRECTORS STOCK OPTION PLAN (2)
                         1995 EMPLOYEE STOCK PURCHASE PLAN (3)
                    ----------------------------------------------
                     (Full title of the plan or written contract)

                                  STEPHEN E. GEHRING
                     CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                          1125 SOUTH 103RD STREET, SUITE 720
                                    OMAHA, NE  68124
                  ------------------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:    (402) 397-1700
                                                           --------------------

(1) The Company has reserved 440,000 shares of Common Stock for issuance pursuant to the 1995 Stock Option Plan.

(2) The Company has reserved 110,000 shares of Common Stock for issuance pursuant to the 1995 Outside Directors Stock Option Plan.

(3) The Company has reserved 275,000 shares of Common Stock for issuance pursuant to the 1995 Employee Stock Purchase Plan.

Approximate date of proposed commencement of sales pursuant to the plan: as soon as practicable after the effective date of this registration statement.


                      CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------
                                       Proposed       Proposed
  Title of             Amount          maximum         maximum         Amount of
securities to          to be       offering price     aggregate      registration
be registered        registered       per share      offering price      fee
- ----------------------------------------------------------------------------------
Common Stock,
$0.01 par value    440,000 shares    $14.69(4)     $6,463,600(4)     $2,228.65
- ----------------------------------------------------------------------------------
Common Stock,
$0.01 par value    110,000 shares    $14.69(4)     $1,615,900(4)     $  557.16
- ----------------------------------------------------------------------------------
Common Stock,
$0.01 par value    275,000 shares    $14.69(4)     $4,039,750(4)     $1,392.90
- ----------------------------------------------------------------------------------


(4) Estimated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The price is based upon the average of the high and low prices of Ballantyne of Omaha, Inc. Common Stock on May 10, 1996, as reported on the American Stock Exchange.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

    Ballantyne of Omaha, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year;

    (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

    (c) A description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-93244) filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The provision regarding indemnification of directors and officers is found in the Bylaws of the Company which are incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 33-93244).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.   EXHIBITS

- --------------------------------------------------------------------------------
  EXHIBIT
  NUMBER                        EXHIBIT
- --------------------------------------------------------------------------------
   4.1 Certificate of Incorporation, as amended through July 20, 1995 (incorporated by reference to Exhibit 3.1 and 3.3 to the Registration Statement on Form S-1 (File No. 33-93244).
- --------------------------------------------------------------------------------
   4.2   Bylaws of the Company, as amended through August 24, 1995
         (incorporated by reference to Exhibit 3.2 to the Registration
         Statement on Form S-1 [File No. 33-93244]).
- --------------------------------------------------------------------------------
    5    Opinion of Counsel
- --------------------------------------------------------------------------------
   23.1  Independent Auditors Consent
- --------------------------------------------------------------------------------
   23.2  Consent of Counsel (included in Exhibit 5)
- --------------------------------------------------------------------------------
   99.1  1995 Stock Option Plan
- --------------------------------------------------------------------------------
   99.2  1995 Outside Directors Stock Option Plan
- --------------------------------------------------------------------------------
   99.3  1995 Employee Stock Purchase Plan
- --------------------------------------------------------------------------------

ITEM 9.   UNDERTAKINGS

    (a)  RULE 415 OFFERING.  The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) Include any additional or changed material information on the plan of distribution;

    PROVIDED, HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act, that it is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska on May 10, 1996.

                        BALLANTYNE OF OMAHA, INC.,


                        BY: /s/ Brad French, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature               Title                           Date
      ---------               -----                           ----

- -------------------------    Chairman and Director           5/__/96

 /s/ Ronald H. Echtenkamp    President, Chief Executive
- -------------------------    Officer and Director            5/08/96

 /s/ John P. Wilmers         Vice President, Sales and
- -------------------------    Director                        5/08/96

- -------------------------    Director                        5/__/96

 /s/ Colin G. Campbell       Director                        5/02/96
- -------------------------

   /s/ Yale Richards         Director                        5/08/96
- -------------------------


- -------------------------    Director                        5/__/96